Exhibit 16.1

May 25, 2023 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549

Re:    RumbleOn, Inc.

File No. 001-38248

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of RumbleOn, Inc. dated May 22, 2023, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP